Exhibit 99.1

Marchex Announces Closing of Public Offerings and Asset Acquisition;

Company Announces February 17 Conference Call

SEATTLE, WA – February 14, 2005 — Marchex, Inc. (NASDAQ: MCHX), a provider of technology-based merchant services that facilitate and drive growth in online transactions, today announced the closing of its public offerings of Class B common stock and convertible exchangeable preferred stock, as well as the closing of its Name Development Ltd. asset acquisition. In addition, Marchex today announced that it will conduct a conference call on Thursday, February 17 to review its recently reported fourth quarter 2004 and full year 2004 financial results, along with its outlook for 2005.

Closing of Public Offerings

Marchex today closed its offerings of 9,200,000 shares of Class B common stock at a public offering price of $20.00 per share and 200,000 shares of 4.75% convertible exchangeable preferred stock with a liquidation preference of $250 per share. These amounts include the full exercise by Marchex’s underwriters of their over-allotment option to purchase 1,200,000 additional shares of Class B common stock. Such underwriters also have an over-allotment option to purchase up to 30,000 additional shares of preferred stock for thirty days from pricing, which occurred on February 8, 2005. The preferred stock is listed on the NASDAQ National Market (NASDAQ: MCHXP). Aggregate net proceeds for Marchex from the offerings, after offering expenses, are estimated to be $222.2 million.

In addition to funding the Name Development Ltd. asset acquisition, Marchex intends to use the proceeds from the offerings for working capital and other general purposes, including potential future acquisitions.

Closing of Asset Acquisition

Concurrent with the close of its offerings, Marchex today completed the acquisition of certain assets of Name Development Ltd., a corporation operating in the direct navigation market, for $164.2 million, including $155.2 million in cash and $9 million in stock.

As part of this transaction, Marchex has acquired a large base of online user traffic, which Marchex estimated at more than 17 million unique visitors per month in November 2004. This traffic is generated from a portfolio of Web properties, or Internet domains, which are generally reflective of commercially-relevant search terms in many of the Internet’s most popular vertical commerce categories, and may include geographically-targeted elements. The total number of Internet domains in the portfolio, including Marchex’s existing Internet domains, is now more than 200,000.

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. EDT on Thursday, February 17, 2005, to discuss Marchex’s fourth quarter 2004 and full year 2004 operating results, along with its outlook for 2005. To access the call by live Webcast, please log onto the Investor Relations section of the Marchex Web site (www.marchex.com/ir.html). An archived version of the Webcast will also be available, beginning two hours after completion of the call, at the same location.

About Marchex, Inc.

Marchex (www.marchex.com) provides technology-based merchant services that facilitate and drive growth in online transactions. Marchex connects merchants with consumers who are searching for information, products and services on the Internet. The company’s platform of integrated performance-based advertising and search marketing services enables merchants to more efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web properties.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Investor relations:

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

Marchex, Inc.

206-331-3316

tcaldwell@marchex.com

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